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Exhibit 10.2

SECOND AMENDMENT TO LOAN DOCUMENTS

        This Second Amendment to Loan Documents (the "Amendment") is made and entered into as of the date of last signature set forth below, by and among BRIDGEPOINT EDUCATION, INC. ("Parent"), BRIDGEPOINT EDUCATION REAL ESTATE HOLDINGS, LLC ("BEREH"), ASHFORD UNIVERSITY, LLC ("Ashford"), UNIVERSITY OF THE ROCKIES, LLC ("UOR") and WAYPOINT OUTCOMES, LLC ("Waypoint," and collectively with Parent, BEREH, Ashford, and UOR, each a "Borrower" and collectively, "Borrowers") and COMERICA BANK ("Bank").

RECITALS

        Borrowers and Bank are parties to that certain Credit Agreement dated as of January 29, 2010 ("Credit Agreement"), that certain Security Agreement dated as of January 29, 2010, that certain Revolving Credit Note issued on January 29, 2010, and that certain LIBOR/Prime Referenced Rate Addendum to Revolving Credit Note dated as of January 29, 2010 (as each agreement may be amended from time to time, including without limitation that certain extension letter dated as of March 23, 2010, and that certain First Amendment to Loan Documents dated as of July 30, 2010 ("First Amendment"), together with any related documents, collectively, the "Loan Documents"). In connection with the Stock Repurchase Authorization (as defined in the First Amendment), Borrowers have requested, and Bank has agreed to, a modification of the Loan Documents as provided in this Amendment to (i) allow Parent's establishment of a deposit account with J. P. Morgan Securities Inc.; and (ii) waive the requirement for a control agreement for the JPM Account (defined below) so long as certain conditions are met.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

I.
Incorporation by Reference.    The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Loan Documents.

II.
Amendment to the Loan Documents.    Subject to the satisfaction of the conditions precedent as set forth in Article IV hereof, the Loan Documents are hereby amended as set forth below.

A.
The following sentence is hereby added to the end of Section 4.9 of the Credit Agreement:

    "Notwithstanding the foregoing, Parent may establish a deposit account with J. P. Morgan Securities Inc. ("JPM Account") in connection with the Stock Repurchase Authorization, so long as (i) Borrowers may only transfer funds to the JPM Account in connection with the Stock Repurchase Authorization, and only such funds are contained in the JPM Account, (ii) such funds are transferred from the JPM Account within three (3) business days in settlement of a repurchase transaction entered into by Parent pursuant to the Stock Repurchase Authorization, and (iii) Bank is either granted access to view the account balance of the JPM Account or is provided with daily reports or statements satisfactory to Bank by Parent to confirm the account balance of the JPM Account."

III.
Legal Effect.

A.
The Credit Agreement and the other Loan Documents are hereby amended wherever necessary to reflect the changes described above. Each Borrower agrees that it has no defenses against the obligations to pay any amounts under the Loan Documents.

  B.
  Each Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon such Borrower's representations, warranties, and agreements, as set forth in the Credit Agreement and the other Loan Documents. Except as expressly modified pursuant to this Amendment, the terms of the Credit Agreement and the other Loan Documents remain unchanged, and in full force and effect. Bank's agreement to modifications to the existing Loan Documents pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Loan Documents. Nothing in this Amendment shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrowers to retain as liable parties, all makers and endorsers of the Credit Agreement and the other Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to all subsequent loan modification requests.

  C.
  This Amendment may be executed in two or more original or facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. This is an integrated Amendment and supersedes all prior negotiations and agreements regarding the subject matter of this Amendment.

IV.
Conditions Precedent.    The effectiveness of this Amendment is conditioned upon receipt by Bank of:

A.
This Amendment, duly executed by Borrowers;

B.
An amendment fee from Borrowers in the aggregate amount of $1,000; and

C.
A legal fee from Borrowers in the aggregate amount of $1,000.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date(s) set forth below.

COMERICA BANK	BRIDGEPOINT EDUCATION, INC., A Delaware corporation
By: /s/ Greg Park Name: Greg Park Title: VP	By: /s/ Brandon Pope Name: Brandon Pope Title: Corporate Controller
Date: 8/6/10	Date: 8/4/10
BRIDGEPOINT EDUCATION REAL ESTATE HOLDINGS, LLC, An Iowa limited liability company
By: Bridgepoint Education, Inc., a Delaware corporation Its: Sole Member
By: /s/ Brandon Pope Name: Brandon Pope Title: Corporate Controller

ASHFORD UNIVERSITY, LLC, An Iowa limited liability company
By: Bridgepoint Education, Inc., a Delaware corporation Its: Sole Member
By: /s/ Brandon Pope Name: Brandon Pope Title: Corporate Controller
UNIVERSITY OF THE ROCKIES, LLC, A Colorado limited liability company
By: Bridgepoint Education, Inc., a Delaware corporation Its: Sole Member
By: /s/ Brandon Pope Name: Brandon Pope Title: Corporate Controller
WAYPOINT OUTCOMES, LLC, A Delaware limited liability company
By: Bridgepoint Education, Inc., a Delaware corporation Its: Sole Member
By: /s/ Brandon Pope Name: Brandon Pope Title: Corporate Controller

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  Exhibit 10.2
SECOND AMENDMENT TO LOAN DOCUMENTS
RECITALS
AGREEMENT